EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-231603 and No. 333-255077) of Guardion Health Sciences, Inc. of our report dated March 28, 2024, with respect to the consolidated financial statements of Guardion Health Sciences, Inc. as of December 31, 2023 and 2022, and for the years then ended, included in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Weinberg & Company, P.A.

Los Angeles, California

March 28, 2024